                                                                   Exhibit 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Amendment No. 1 to registration statement on Form S-1 of our report dated March 5, 1999, on our audits of the combined financial statements as of December 31, 1997 and 1998 and for the period from January 1, 1998 to June 1, 1998 and for the period from June 2, 1998 to
December 31, 1998 and for each of the two years in the period ended December
31, 1997 of Interstate Hotels Management, Inc.


/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
March 8, 1999